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                       Securities and Exchange Commission
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                    BOE FINANCIAL SERVICES OF VIRGINIA, INC.
             (Exact name of registrant as specified in its charter)


              Virginia                             54-1980794
      (State of incorporation                  (I.R.S. Employer
          or organization)                    Identification No.)

    323 Prince Street
    P.O. Box 965
    Tappahannock, Virginia                              22560-0965
(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class        Name of each exchange on which
         to be so registered        each class is to be registered

                none                             none

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction
 A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction
 A.(d), check the following box.  [X]

Securities Act registration statement file number to which this form relates:
333-33260

     Common Stock, par value $5.00 per share
                       (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

     This registration statement relates to the registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, of shares of the common stock, par value $5.00 per share (the "Common Stock"), of BOE Financial Services of Virginia, Inc., a Virginia corporation (the "Registrant"). The description of the Common Stock to be registered hereunder is set forth under the caption "Description of BOE Financial Services of Virginia, Inc. Capital Stock" in the prospectus filed by the Registrant with the Commission on April 18, 2000 (the "Prospectus") pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, and is hereby incorporated by reference. The Prospectus was filed in connection with the Registrant's Registration Statement on Form S-4, Registration No. 333-33260, which was declared effective by the Commission on May 14, 2000. The Registration Statement related to a plan of share exchange pursuant to which shareholders of Bank of Essex exchanged their shares of Bank of Essex common stock for shares of the Registrant's common stck and Bank of Essex became a wholly owned subsidiary of the Registrant.


Item 2. Exhibits.

     (a) The Registrant's Registration Statement on Form S-4, Registration No. 333-33260, is incorporated herein by reference.

     (b) The latest definitive Proxy Statement of the Registrant, dated April 14, 2000, included in the Registrant's Registration Statement on Form S-4, Registration No. 333-33260, is incorporated herein by reference.

     (c) Articles of Incorporation of the Registrant, included as Appendix 1 to Exhibit A to the Registrant's Registration Statement on Form S-4, Registration No. 333-33260, and incorporated herein by reference.

     (d) Bylaws of the Registrant, included as Appendix 2 to Exhibit A to the Registrant's Registration Statement on Form S-4, Registration No. 333-33260, and incorporated herein by reference.

     (e) A specimen or copy of the security to be registered hereunder is filed herewith as Exhibit 2(e).

     (f) A copy of Bank of Essex's annual report on Form 10-K for the year ended December 31, 1999 filed with the Board of Governors of the Federal Reserve System is filed herewith as Exhibit 2(f).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) BOE Financial Services of Virginia, Inc.

Date        October 5, 2000



By   /s/ Bruce Thomas
     -----------------------------------
     Name: Bruce Thomas
     Title: Vice President and Treasurer